EXHIBIT 16.1
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                                             ANDERSEN   [ logo ]


                                             Arthur Andersen LLP
                                             33 West Monroe Street
                                             Chicago, IL  60603-5383

                                             www.andersen.com


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


May 29, 2002



Dear Sir/Madam:

We have read the first, second and third paragraphs of Item 4 included in the Form 8-K dated May 29, 2002 of Landauer, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.



Very truly yours,


/s/ Arthur Andersen LLP
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Arthur Andersen LLP




cc:  Mr. James M. O'Connell, Landauer, Inc.